UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

This week Freescale Semiconductor announced additional workforce reduction actions as it continues to align its spending with its prior decision to exit the cellular handset business and focus on growth areas of the business. These actions are expected to be completed during the first half of 2010. Execution of any specific employment actions are subject to satisfaction of legal requirements, including prior consultation on the actions with work councils in some of the countries in which Freescale operates. Incremental costs for these actions are estimated to be approximately $31 million in cash severance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

October 22, 2009	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary